Dated the day of 07 DEC 2006 2006

SINGWAY (B.V.I.) COMPANY LIMITED

AND

ROOTS BIOPACK LIMITED
(活思環保包裝有限公司)

TENANCY AGREEMENT

of

All That Room 2009 on 20th Floor of Hopewell Centre at No.183 Queen's Road East Wanchai Hong Kong erected on Inland Lot No.8551.

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SECTION VIII - DEFAULT

SECTION IX - DEPOSIT

SECTION X - REGULATIONS

SECTION XI - INTERPRETATION AND MISCELLANEOUS

INDEX

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THIS AGREEMENT is made the day of 07 DEC 2006 Two thousand and Six

BETWEEN SINGWAY (B.V.I.) COMPANY LIMITED a company incorporated in British Virgin Islands whose registered office is situate at Craigmuir Chambers, P.O.Box 71, Road Town, Tortola, British Virgin Islands having its place of business in Hong Kong at 64th Floor, Hopewell Centre, No.183 Queen's Road East, Wanchai, Hong Kong (which company its successors and assigns are where not inapplicable hereinafter called "the Landlord") of the one part and the person, persons or company more particularly described in Part I of the Schedule hereto (hereinafter called "the Tenant") of the other part.

DUPLICATE or COUNTERPART
Original Stamped with
$ 2005

WHEREBY IT IS AGREED as follows:-

SECTION I
PREMISES, TERM, RENT AND OTHER CHARGES, USER

The Landlord shall let and the Tenant shall take ALL THAT the premises as set out in Part II of the First Schedule ("the Premises") forming part of the building known as Hopewell Centre (hereinafter called "the Building") erected on All That piece or parcel of ground registered in the Land Registry as INLAND LOT NO.8551 Together with the use in common with the Landlord and all others having the like right of (i) the entrances staircases landings passages and toilets in the Building, and (ii) the lifts escalators and air cooling services in the Building (if any and whenever the same shall be operating) for the term set out in Part III of the First Schedule ("the Term")in so far as the same are necessary for the proper use and enjoyment of the Premises but except as the Landlord may from time to time restrict such use YIELDING AND PAYING therefor throughout the Term such rent and other charges as are from time to time payable in accordance with the provisions set out in Part I and Part II of the Second Schedule hereto and in this Agreement which sums shall be payable exclusive of rates, and other out-goings in advance in each calendar month the first of such payments to be apportioned according to the number of days then unexpired in the month in respect of which such payment is due AND SUBJECT TO the Tenant's use, occupation and enjoyment of the Premises only for the purposes set out in Part IV of the First Schedule hereto and not for any other purposes whatsoever.

SECTION II
RENT AND OTHER CHARGES

The Tenant covenants with the Landlord as follows:-

(1) Rent

To pay the rent as set out in Part I of the Second Schedule hereto in advance exclusive of rates and clear of all deductions and without any legal or equitable right of set-off on the 1st day of each calendar month, and in bank notes or by banker's order if so required by the Landlord.

(2) Rates

(i) To pay and discharge all rates taxes assessments duties charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of the Hong Kong Special Administrative Region or other lawful authority upon the Premises or upon the owner or occupier thereof (Government Rent and Property Tax only excepted).

(ii) In the event that an assessment to rates in respect of the Premises shall be raised upon the Landlord direct the Landlord shall during the month immediately preceding any quarter in respect of which such rates may fall due be at liberty to debit the Tenant with the quarterly or monthly amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government of the Hong Kong Special Administrative Region.

(iii) In the event that no valuation of the Premises shall have been made in accordance with the Rating Ordinance (Cap.116) or any statutory amendment or modification thereof for the time being in force the Landlord shall be at liberty to make any interim valuation thereof and to debit the Tenant with the amount which would be payable upon such interim valuation and the same shall forthwith be paid by the Tenant to the Landlord and any over-payment or under-payment by the Tenant on such interim valuation shall be adjusted when a valuation under the Rating Ordinance shall have been made known.

(iv) The Landlord shall be entitled to treat non-payment of any amount payable by the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under this Agreement.

(3) Utility Charges and Deposits

To pay and discharge all deposits and charges in respect of gas water electricity and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

(4) Air-conditioning Charges and Management Fees

(i) The Tenant shall pay to the Landlord punctually throughout the Term such monthly air-conditioning charges for supply of central air-conditioning during air-supply hours (as stated in Clause 4 of Section IV hereof) and management fees for the provision of management services to the Premises as shall from time to time be required by the Landlord and/or the Manager of the Building (hereinafter referred to as "the Building Manager") which shall be paid by the Tenant to the Landlord in advance on the first day of each and every calendar month without deduction whatsoever. The initial amount of such monthly charges and fees are as respectively set out in Part II of the Second Schedule hereto.

(ii) The Landlord and/or the Building Manager shall be entitled to revise the amount of the air-conditioning charges and management fees payable by the Tenant from time to time during the Term and the revision by the Landlord and/or the Building Manager shall be conclusive and binding on the Tenant.

(iii) If the Tenant shall require air-conditioning outside the supplying hours set out in Clause 4 of Section IV hereof, the same can normally be provided (except Chinese New Year holidays) on reasonable advance notice to the Building Manager at such rate as the Landlord or the Building Manager may from time to time determine taking into account the costs of providing the same. The Tenant shall pay the charges of the additional air-conditioning on receipt of the demand note therefor which may be rendered weekly or at such other intervals as the Landlord may decide.

(iv) The Landlord shall be entitled to treat non-payment of any amount payable by the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under this Agreement.

SECTION III
TENANT'S OBLIGATIONS

The Tenant hereby agrees with the Landlord as follows:-

(1) Compliance with Ordinances
To obey and comply with and to indemnify the Landlord against the breach of all Ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of this Agreement and to indemnify the Landlord against the consequences of a breach of this provision. The Tenant shall notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the Premises or any services supplied thereto.

(2) Fitting Out
To fit out the interior of the Premises in a good and proper workmanlike fashion using good quality materials and in accordance with the requirements and provisions of the Third Schedule hereto and to maintain the same throughout the Term in good condition and repair to the reasonable satisfaction of the Landlord. In carrying out any approved work hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to cooperate fully with the Landlord and/or the Building Manager all their respective servants and agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord and/or the Building Manager or all their respective servants and agents and other authorised representatives of the Landlord in connection with the carrying out of such work. This provision shall further apply to all subsequent redecoration of the Premises by the Tenant.

(3) Installation of Telephone or other Cables
The Tenant shall make his own arrangements with any licensed telephone company in Hong Kong with regard to the installation of telephones in the Premises, but the installation of telephone or other cables outside the Premises must be in accordance with the directions and regulations from time to time stipulated by the Landlord and/or the Building Manager.

(4) Good Repair of Interior
To keep all the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord's fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including all doors windows electrical and gas and plumbing installations and wiring light fittings suspended ceilings fire fighting apparatus and air-conditioning plant and ducting and piping and all waste, drain water and other pipes (if any) and all painting, and decoration thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated and so to maintain the same throughout the Term at the expense of the Tenant to the satisfaction of the Landlord, and subject to Clause (23), Section III hereof to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition.

(5) Replacement of Windows

To pay or reimburse the Landlord the cost of replacing all broken or damaged windows or glass of the Premises whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

(6) Repair of Electrical Installations

To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Ordinance or any statutory modification or re-enactment thereof or any regulations made thereunder all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the Premises if the same shall become dangerous or unsafe and if so reasonably required by the Landlord or by the relevant utility company.

(7) Good Repair of Toilets and Water Apparatus

At the expense of the Tenant to maintain toilets and water apparatus located within the Premises (or elsewhere if used exclusively by the Tenant its contractors agents servants employees invitees licensees and customers) in good clean and tenantable state and in proper repair and condition at all times during the Term to the reasonable satisfaction of the Landlord or the Building Manager and in accordance with the Regulations or by-laws of the Public Health or other Government Authorities concerned.

(8) Cleaning of the Premises

To keep the Premises including all windows lights at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ as cleaning contractors for the Premises such contractors as may be nominated by the Landlord. Such cleaning contractors shall be employed at the sole expense of the Tenant.

(9) Clearing of Drains

To pay on demand to the Landlord the cost incurred by the Landlord in cleaning and clearing repairing and replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to improper or careless use or neglect by the Tenant or his contractors agents servants employees invitees licensees or customers.

(10) To Permit Landlord to Enter and View

To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times upon prior notice to enter upon the Premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done Provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if the Landlord deems necessary.

(11) To Repair on Receipt of Notice

To make good all defects and wants of repair to the Premises for which the Tenant is responsible hereunder forthwith upon the receipt of any notice from the Landlord or its authorized representatives specifying any works or repairs which require to be done, and if the Tenant shall fail to carry out such works or repairs as aforementioned, the Landlord shall be entitled to enter upon the Premises and carry out the same and the cost thereof including administrative cost incurred by the Landlord or its au-thorized representatives shall be a debt owed by the Tenant to the Landlord and shall be repayable forthwith.

(12) Inform Landlord of Damage

To give notice to the Landlord or its agent of any damage to the Premises or any injury to any persons therein and of any accident to or defects in the water pipes gas pipes (if any) electrical wiring or fittings fixtures or other services or facilities within the Premises.

(13) Protection from Fire and Typhoon

To take all reasonable precautions to protect the interior of the Premises from fire storm typhoon or rainfall damage and the like threats.

(14) Indemnification of Landlord

To be wholly responsible for any damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly

(i) through the defective or damaged condition of any part of the interior of the Premises or any fixtures or fittings wiring or piping therein or any equipment apparatus installation whatsoever which are used and enjoyed exclusively by the Tenant and its contractors agents servants employees invitees licensees or customers whether the same shall be in or at the Premises or otherwise, or

(ii) through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water whatsoever originating from the Premises or any part thereof, or

(iii) through the negligence or the act default neglect or omission of the Tenant, its contractors agents servants employees invitees licensees or customers or permitted sub-tenants, or

(iv) through the use and occupation of the Premises by the Tenant, or

(v) through the operation by the Tenant of its business at or from the Premises,

and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause (15) below.

(15) Tenant's Insurances

To effect and maintain, but without prejudice to its liability to indemnify the Landlord hereunder, throughout the Term of this Agreement adequate insurance coverage in respect of the following:-

(i) Liability:-

For loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which may give rise to a claim for indemnity under Clause (14) above. The policy of insurance shall be effected with a reputable insurance company approved by the Landlord and shall be endorsed to indicate the Landlord as owner of the Building and shall be for an amount of not less than HK$10,000,000.00 or at a higher amount determined by the Landlord and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is in all respects valid and subsisting.

(ii) Windows :-

All windows now or hereafter on or in the Premises for its full replacement value;

(iii) Water Damage:-

Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire protection system installed within the Premises or the incursion of water therein;

(iv) Tenant's Fittings and Stock:-
The Tenant's fittings and stock and equipment within the Premises against fire water and extraneous perils for their full replacement value.

(16) Air-conditioning of Premises

Where any plant machinery or equipment for air cooling ventilation or circulation is installed in or about the Premises (whether by the Landlord or the Tenant) the Tenant shall to the extent of its control over the same at all times use and regulate the same at their optimal level in such condition from time to time prevailing and shall operate and maintain such air conditioning plant machinery and equipment within the Premises as the Landlord may reasonably direct to ensure a reasonably uniform standard of air cooling or ventilation throughout the Building.

(17) Refuse and Garbage Removal

To be responsible for the removal of refuse and garbage from the Premises to such locations via such routings as shall be specified by the Landlord and/or the Building Manager from time to time and to use only those types of refuse containers specified by the Landlord and/or the Building Manager from time to time. In the event of the Landlord and/or the Building Manager providing services for refuse and garbage collection, such services shall be engaged by the Tenant to the exclusion of any other similar services and the cost of such services provided by the Landlord and/or the Building Manager shall be borne solely by the Tenant. If it is necessary to remove leftover food stuff or any other wet garbage from the Premises, any extra fees to be charged by Food And Environmental Hygiene Department and/or the Landlord and/or the Building Manager shall be borne and paid solely by the Tenant.

(18) Service Entrances and Lifts

To load and unload goods only at such times and through such service entrances and by such service lifts (if any) as shall be designated by the Landlord and/or the Building Manager for this purpose from time to time.

(19) Common Areas

To pay or reimburse the Landlord the cost of any damage caused to any part of the common areas of the Building occasioned by the Tenant its contractors agents servants employees invitees licensees or customers or any other person claiming through or under the Tenant.

(20) Contractors Agents Servants Employees Invitees Licensees and Customers

To be liable for any act default neglect negligence or omission of the Tenant's contractors agents servants employees invitees licensees or customers as if it were the act default neglect negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

(21) Directory Boards

To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant's name on the directory boards at the Building.

(22) Regulations

To observe and comply with such rules and regulations as may from time to time be made or adopted by the Landlord and/or the Building Manager in accordance with Section X hereof.

(23) Deliver Up Premises and Handover

At the expiration or sooner determination of this Agreement to deliver up to the Landlord vacant possession of the Premises in good clean and tenantable repair and condition together with such fittings fixtures alterations or additions thereto as the Landlord in its absolute discretion may be willing to retain but without payment of any compensation for such fittings fixtures alterations or additions and deliver to the Landlord all keys not limited to toilets, cleaning room (if any) and mail box giving access to all parts of the Premises. Subject to the aforesaid the Tenant shall remove all the Tenant's trade fixture and fittings and make good any damage to the Premises caused as a result thereof Provided That where the Tenant has made any alterations or installed any fixtures, fittings or additions in or to the Premises and notwithstanding that the Landlord's consent for so doing may have been obtained or have been given or be deemed to have been given, or have been installed or made by previous occupiers of the Premises, the Landlord may at its sole discretion require the Tenant at the Tenant's sole cost and expense to reinstate or remove or do away with all or any such alterations, fixtures, fittings or additions or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord PROVIDED FURTHER THAT without limitation to the generality of the foregoing, it is hereby expressly agreed that if the Tenant or previous occupier of the Premises has carried out any work to the suspended ceiling system with or without the approval of the Landlord the Tenant shall upon the expiration or sooner determination of this Agreement, at its own cost and expenses reinstate the suspended ceiling system to the satisfaction of the Landlord

(24) Indemnity against Breach

To keep the Landlord indemnified from and against all actions claims losses damages and expenses arising from any breach non-observance or non-performance of any of the agreements or covenants on the part of the Tenant herein contained or from the operation by the Tenant of its business at or from the Premises or from the use of the Premises or of the electrical or gas installation or apparatus therein or out of any works carried out at any time during the Term to the Premises or out of anything now or during the Term attached to or projecting from the Premises or arising from the negligence or the act neglect default or omission of the Tenant.

(25) Adjacent Excavation or Shoring

If any excavation or other building works shall be made or authorised in the vicinity of the Building, the Tenant shall permit the Landlord its servants or agents upon prior notice to enter the Premises to do such work as may be deemed necessary to preserve the exterior walls or any part of the structure of the Building from injury or damage without any claim for damages or indemnity against the Landlord.

(26) Security Guards

If the Tenant desires to post security guards to the Premises, it may use its own employees employed for such function. If not, the Tenant shall employ as security guards only such persons (who are not its employees) or such firm for the provision of security services as may be approved by the Landlord. Such security guards shall be employed at the sole expense of the Tenant.

(27) Pipes and Conduits

To permit the Landlord to erect use and maintain pipes and conduits in and through the Premises. The Landlord and/or the Building Manager and their respective agents or contractors shall have the right upon prior notice to enter the Premises at all reasonable times to examine the same Provided that the permission to the Landlord to use such pipes and conduits shall extend to the use of such pipes and conduits by the Landlord's other authorised tenants and licensees, as the case may be.

SECTION IV
LANDLORD'S OBLIGATIONS AND RIGHTS

Subject to Section VI hereof, the Landlord hereby agrees with the Tenant as follows:-

(1) Quiet Enjoyment

Save as herein provided otherwise, to permit the Tenant (having duly been paying the rent, rates, air-conditioning charges, management fees and other charges hereby covenanted to be paid in the manner herein provided and observing and performing the covenants stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

(2) Government Rent and Property Tax

To pay Government Rent and Property Tax and other outgoings of a capital nature attributable to or payable in respect of the Premises.

(3) Roof & Main Structure

To use its reasonable endeavours or arrange for the Building Manager to use its reasonable endeavours to keep the roof of the Building and the main structure and walls thereof and the main drains pipes and cables therein in a proper state of repair provided that the Landlord shall not incur any liability under this Clause unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have after the lapse of a reasonable time from the date of service of such notice either failed to take reasonable steps to repair or remedy the same or failed to give due notice of the defect or want of repair to the Building Manager.

(4) Air-conditioning

To provide and maintain an air-cooling service for the Premises at the commencement of the Term or upon completion of the Tenant's fitting out work at the Premises whichever is later, during the following hours unless otherwise specified by the Landlord:-

Monday to Friday	8:00 a.m. - 6:00 p.m.
Saturday	8:00 a.m. - 1:00 p.m.
Public Holidays and Sundays	No supply

If the Tenant shall require additional air-conditioning services outside the time specified (except the Chinese New Year Holidays) the Landlord shall on receiving reasonable notice of the Tenant's requirements and subject as aforesaid provide the same to the Tenant or request the Building Manager to arrange for the same. The charges for additional air-conditioning services outside the time specified above shall be determined by the Landlord and/or the Building Manager and be payable by the Tenant in manner as provided in Clause (4)(iii), Section II hereof. The Landlord or the Building Manager shall be entitled to suspend air-conditioning supply during any period in which the Tenant carries out decoration or fitting out works at the Premises. No claim whatsoever

shall be made by the Tenant in respect thereof.

(5) Common Areas

To keep the common areas, toilets and other parts of the Building for common use (excluding those lift lobbies, escalator lobbies, toilets, corridors, passageways etc used exclusively by the Tenant) in clean and proper condition.

(6) Facilities

To use its reasonable endeavours or to arrange for the Building Manager to use its reasonable endeavours to maintain the facilities of the Building in good repair and condition and to maintain the escalators, lifts, fire services equipment, air-conditioning plant lighting and other facilities of the Building in proper working order.

(7) Rights Reserved to the Landlord

It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assignees and all persons having the like right) throughout the Term:-

(i) The right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on above or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

(ii) The full and free right and liberty to enter upon the Premises in the circumstance in which the covenants by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the Building on which any portion of the Premises is situated;

(iii) The right from time to time on giving prior notice to the Tenant (such notice not to be required in case of emergency or breakdown) to suspend the air-conditioning system, lifts, escalators, electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them;

(iv) The right at any time and from time to time to assign or reserve or allocate by assignment lease licence or otherwise to any person firm or corporation the use or exclusive use of the common areas or any part thereof (including but not limited to entrances, passages, corridors and staircases) and any common facilities (including but not limited to lifts, escalators and toilets) of the Building to the exclusion of the Tenant.

SECTION V
RESTRICTIONS AND PROHIBITIONS

The Tenant hereby further agrees with the Landlord as follows:-

(1) Installations and Alterations

(i) Not without the previous written consent of the Landlord, to erect install or alter any signage upon the entrance of the Premises or any fixtures partitioning or other

erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the electrical wiring installation, air conditioning plant or ducting pipes and conduits (if any) and lighting fixtures or any part thereof or other Landlord's fixtures nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

(ii) Any fees, costs or expenses incurred by the Landlord in connection with the giving of consent hereunder or carrying out of any works by the Tenant approved hereunder shall be borne by the Tenant.

(iii) Not to install any air-conditioning plant or equipment or generator of any kind on or within or at any part of the Premises without the prior consent of the Landlord in writing AND the Tenant shall comply with the directions and instructions of the Landlord and/or the Building Manager regarding installation and the Tenant shall at its own expense be responsible for their periodic inspection, maintenance and repair and for the replacement of defective or worn parts and wiring and the Tenant shall be strictly liable for any damage caused by the installation, operation, defect or removal of such units.

(2) Injury to Main Walls and Structure

Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams or any other part of the structure of the Premises or of the Building.

(3) Locks

Not without the prior written consent of the Landlord to alter the existing locks bolts and fittings on the entrance doors to the Premises nor to install any additional locks bolts or fittings thereon.

(4) Alteration to Exterior

Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Clause (6) below of this Section.

(5) Noise

Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which may be or become a nuisance or annoyance to the tenants or occupiers of any other premises or to other users and customers of the other parts of the Building.

(6) Signs

Not without the prior written consent of the Landlord to exhibit or display on or affix to the exterior of the Premises any writing sign signboard or other device whether illuminated or not or to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building. The Landlord shall have the right to remove at the costs and expenses of the Tenant any writing sign signboard or other device which is exhibited displayed or affixed without such prior consent of the Landlord. The Tenant shall however be

entitled to display its name or business name (as given herein) in lettering and/or other characters to a design and standard of workmanship approved by the Landlord on a signboard noticeable from outside at the Tenant's expense. The Tenant shall not be entitled to change its business name without previous written consent of the Landlord. Without prejudice to the foregoing, the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Section V Clause (16) has taken place or is likely to take place.

(7) User

Not to use or permit or suffer the Premises to be used for any purpose other than as described in Part IV of the First Schedule hereto.

(8) Illegal Immoral or Improper Use

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause damage or danger to the Landlord or the tenants or occupiers or customers of any other neighbouring premises of the Building.

(9) Sleeping or Domestic Use

Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of the Landlord And Tenant (Consolidations) Ordinance, Cap 7, Laws of Hong Kong, nor to allow any person to remain in the Premises overnight unless with the Landlord's prior permission in writing.

(10) Storage of Goods

Not to use or permit or suffer to be used the Premises for the storage of goods or merchandise other than stock or materials reasonably required in connection with the purposes set out in Part IV of the First Schedule hereto or to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder of any statutory modification or re-enactment thereof.

(11) Obstructions in Passages

Not to place or leave or suffer or permit to be placed or left by any contractor agent servant employee invitee licensee or customers of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages lift lobbies or landings of the Building or any part thereof used in common with other tenants or the Landlord and without prejudice to the Landlord's any other rights under this Agreement, the Landlord and its agent or the Building Manager shall be entitled without notice to the Tenant and at the Tenant's risks and expenses to remove and dispose of such goods boxes furniture articles or rubbish to such other place and by such means as the Landlord or its agent or the Building Manager shall think fit and the costs of removal and/or disposal incurred by the Landlord shall forthwith be recoverable from the Tenant as a debt. The Tenant shall have no claim or compensation whatsoever against the Landlord as a result of the Landlord's removal or disposal of the Tenant's articles as aforesaid and the Tenant shall further indemnify the Landlord against all actions claims demands costs and proceedings arising as a result of the Landlord's removal or disposal of the Tenant's articles as aforesaid.

(12) Parking & Loading

Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise

used by any contractor agent servant employee invitee licensee and customer of the Tenant those areas (if any) of the Building allocated to parking the movement of or access for vehicles or designated as loading and unloading areas other than in accordance with the Deed of Mutual Covenant, Management Agreement or Sub-Deed of Mutual Covenant (if any) or Regulations made from time to time by the Landlord and/or the Building Manager.

(13) Preparation of Food & Prevention of Odours

Not to cook or permit or suffer to be cooked any food in the Premises (save for preparation or reheat of snacks and breakfast for the Tenant's employees by microwave) except or in those portions (if any) of the Premises which are designated as a restaurant or to cause or permit any offensive or unusual odours to be produced upon or emanated from the Premises.

(14) Goods and Food by Serviceways

Not to permit or allow any goods, furniture, food, food containers or any large objects to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord and/or the Building Manager from time to time and at such times as the Landlord and/or the Building Manager shall direct.

(15) Animals, Pets & Infestation

Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord and/or the Building Manager may require the Tenant to employ at the Tenant's costs such pest extermination contractors as the Landlord and/or the Building Manager may nominate and at such intervals as the Landlord and/or the Building Manager may direct.

(16) Subletting, Assigning

Not to,

(I) assign, sub-let, underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting, lending, sharing or otherwise howsoever and

(II) suffer, permit, license or allow any person or persons not named as a party to this Agreement:

- (a) to occupy, use and/or obtain the use or possession of the Premises or any part thereof; and/or
- (b) to operate and/or carry on any business in the Premises or any part thereof whether as part of the business of the Tenant or as a separate and independent business or otherwise

irrespective whether or not any consideration (monetary or otherwise, including without limitation, rental, fee, charges etc) is given for such assignment, transfer, underletting, sub-letting, lending, sharing, permission, use, occupation and/or possession and in the event if any of the above has occurred this Agreement shall absolutely determine with immediate effect and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenant acknowledges and agrees that this Agreement shall be personal to the Tenant named in Part I of the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts or events shall, unless approved in writing in advance by the Landlord, be deemed a breach of this Clause:-

(i) In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise or the withdrawal of any existing partners for whatsoever reason;

(ii) In the case of a Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

(iii) In the case of a Tenant which is a corporation any change of ownership and/or control of the corporation (including without limitation, the change of the directors, intermediary and/or ultimate beneficial ownership and/or control of the Tenant), takeover, reconstruction, amalgamation, merger, voluntary liquidation of the Tenant and for the purposes of this sub-clause, a change of ownership and/or control shall be deemed to have occurred if any one or more of the following events shall have occurred:-

  (a) The single largest shareholder of the Tenant and/or of any of the intermediary and/or ultimate holding company or companies of the Tenant is changed; or

  (b) 30% or more of the present legal or beneficial interest in the shareholding of the Tenant and/or of any of the intermediary and/or ultimate holding company or companies of the Tenant is changed; or

  (c) The party presently controlling one third or more of the board of directors of the Tenant and/or of any of intermediary and/or ultimate holding company or companies of Tenant has been changed (and for avoidance of doubt, for the purposes hereof, control shall include without limitation, the right to appoint, remove or give directions to directors); or

  (d) The party or parties presently having the management control of the Tenant and/or of any of the intermediary and/or ultimate holding company or companies of the Tenant is changed.

(iv) The entering into of agreement(s) and/or arrangement(s) (whether in writing or otherwise) by the Tenant (and/or its intermediary and/or ultimate holding company or companies) with any third party or parties whereby the de facto effect of which is that the operation and/or management of the business and/or business operation permitted as provided in Part IV of the First Schedule (or a substantial part thereof) is to be undertaken, operated, managed and/or controlled by a third party or third parties other than the Tenant;

(v) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises and the Licensed Area or any part thereof or does in fact use possess occupy or enjoy the same;

(vi) The change of the Tenant's business name without the prior written consent of the Landlord;

(vii) The holding on trust by the Tenant of the Premises or any part thereof for a third party.

(17) Toilet Facilities

Not to use or permit or suffer the toilet facilities in the Building, whether used exclusively by the Tenant or not, to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall on demand pay to the Landlord or the Building Manager as the case may be the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

(18) Wiring and Cables in Common Areas

Not to lay install affix or attach any wiring cables or other article or thing in or upon any of the entrances staircases landings passages lobbies or other parts of the Building in common use.

(19) Breach of Government Lease, Deed of Mutual Covenant, Sub-Deed of Mutual Covenant, etc.

Not to cause suffer or permit any contravention of the provisions of the Government Lease under which the Landlord holds the Premises, the Deed of Mutual Covenant, Management Agreement and Sub-Deed of Mutual Covenant (if any) in respect of the Building, and to indemnify the Landlord and/or the Building Manager against any loss or damages resulting from such breach.

(20) Breach of Insurance Policy

Not to cause or suffer or permit to be done any act or thing whereby the Landlord's policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being in force may be rendered void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

(21) Aerials or Satellite Dish

Not to erect any aerial antenna or satellite dish or other device on the roof or any part of the Building nor the ceiling or walls of the Premises without the prior written consent of the Landlord, such consent may be given or withheld by the Landlord at its absolute discretion.

(22) Tenant's Association

Not to form or organise or make any attempt to form or organise any tenant's association or union jointly with any tenants of the Building for whatever objects or purposes.

(23) Prohibited Names

Not to name or include in the name of the business or company controlled or operated by the Tenant the word "Hopewell 合和", " SINGWAY " or the name of the Building as may be designated by the Landlord from time to time whether alone or in any combination thereof or in conjunction with other word or symbol or any name similar thereto and not at any time to change the name of the business or company of the Tenant to include any such word as aforesaid.

SECTION VI
EXCLUSIONS

IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever (nor shall the rent and other charges provided in this Agreement or any part thereof be abate or cease to be payable):-

(1) Lifts, Air-conditioning, Utilities

In respect of any loss (including but not limited to any loss of profit or of business), injury or damage to person or property sustained by the Tenant or any other person caused by or

through or in any way owing to any defect in or breakdown of the lifts escalators fire fighting detector/equipment and air conditioning system (if any), condenser water supply system, electricity gas or water supplies, or any other service or facilities provided in the Building or the Premises, or

(2) Fire & Overflow of Water and Vermin
In respect of any loss (including but not limited to any loss of profit or of business), injury or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere outside or within the Building or the Premises or the activity of termites pests rats or other vermin in the Building, or

(3) Water Sprinklers/Fire System
In respect of any use of water sprinkler devices smoker detector and/or fire fighting equipment whether by intentional operation or as a result of mechanical failure or malfunction, or

(4) Management Services
In respect of the adequacy or otherwise of any of the management services (including security) rendered by the Landlord and/or the Building Manager or the failure to render the same or the suspension or interruption thereof for whatever reason, whether or not the same may be caused by the negligence of the Landlord and/or the Building Manager or any of its servants agents contractors or licensees, or

(5) Inconvenience or Disturbance to the Tenant, etc.
In respect of any inconvenience or disturbance or interruption of business or otherwise that may be caused to the Tenant and/or his business and/or any other person (including but not limited to users and/or visitors of the Premises) by the holding of Events (as defined below) and/or the Security Measures (as defined below) taken (including but not limited to temporary restriction or suspension of access to and egress from the Building and/or the Premises) and the Tenant hereby expressly acknowledges and agrees that the Building contains various exhibition facilities ("Facilities") and promotional events ("Events") involving a large number of people, celebrity and/or important people, including but not limited to events, functions, exhibitions and/or promotional or other activities, may be held in such Facilities from time to time and special measures ("Security Measures"), including but not limited to security, crowd control, egress/access and other measures, may be required to be put in place in connection with such Events by the Landlord and/or the Building Manager and/or any government authorities (including but not limited to the police) in or around the Building.

SECTION VII
ABATEMENT OF RENT

Suspension of Rent

If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become unfit for occupation not due to any default of the Tenant but owing to fire flooding defective construction earthquake subsidence of the ground or any calamity beyond the control of the Landlord and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if

at any time during the continuance of this Agreement the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the Premises or Building shall again be rendered fit for occupation Provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the covenants agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

SECTION VIII
DEFAULT

It is hereby expressly agreed and declared as follows:-

(1) Default

If the rent and/or any charges payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same have become payable (whether formally demanded or not) or if there is any other breach or non-performance of any of the covenants stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant becomes bankrupt or being a corporation goes into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant suffers execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs (including but not limited to any legal costs court fees and debt collectors' fees) and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

(2) Acceptance of Rent

The acceptance of any rent by the Landlord hereunder shall not be deemed to operate or be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the covenants agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

(3) Interest and Administration Charge

Notwithstanding anything hereinbefore contained in the event of default in payment of rent or any charges payable hereunder for a period of seven (7) days from the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on

demand interest on the amount in arrears at the rate of 1.5% per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty Provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re-entry) exercisable under the terms of this Agreement. The Tenant shall pay to the Landlord an administration charge in the sum of HK$100.00 for each cheque given by the Tenant to the Landlord for payment made pursuant to the terms hereof but is dishonoured when presented to the Landlord's banker.

(4) Application of Overdue Payment towards Overdue Interest

Any overdue payment made by the Tenant shall be applied by the Landlord towards the settlement of overdue interest first notwithstanding such overdue payment is made by the Tenant expressly for settlement of any particular item(s) of outstanding payments and charges due and payable hereunder.

(5) Application of Overdue Payment towards Other Outstanding Payments

To the extend permitted by law, any balance of the overdue payment made by the Tenant after the application of overdue interest pursuant to Clause (4) of Section VIII of this Agreement shall be applied by the Landlord towards the settlement of other various items of outstanding payments and charges due and payable by the Tenant hereunder in such order of priority as the Landlord shall in its absolute discretion determine notwithstanding such overdue payment is made by the Tenant expressly for settlement of any particular item(s) of outstanding payments and charges due and payable hereunder.

(6) Disclosures of Tenant's Information

The Landlord shall be entitled to supply to such solicitors counsel enquiry or collection agents or any other professionals or consultants as the Landlord may appoint such information or personal data in the possession of the Landlord concerning the Tenant as may be necessary for any of the purposes or anything arising out of this Agreement without the further consent of the Tenant being obtained.

(7) Acts of Contractors Agents Servants Employees Invitees Licensees and Customers

For the purpose of these presents the negligence or any act default neglect or omission of any contractor agent servant employee invitee licensee or customer of the Tenant shall be deemed to be the negligence or act default neglect or omission of the Tenant.

(8) Re-entry

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

(9) Distraint

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) or any statutory modification or re-enactment for the time being in force and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

(10) Forfeiture

The Tenant shall pay all expenses (including without limitation surveyor's fees and Solicitor's cost on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance, notwithstanding forfeiture is avoided otherwise than by relief granted by the Court.

(11) Disposal of Properties Left Behind

If the Tenant shall fail to remove any fixtures, fittings, additions, merchandise, goods or chattels from the Premises upon the expiration or sooner determination of this Agreement, the Landlord, shall be entitled to re-enter the Premises and to remove from the Premises such fixtures, fittings, additions, merchandise, goods or chattels or any of them so left behind in the Premises and to dispose of the same either by sale or otherwise as the Landlord may think fit without any notice to the Tenant and without incurring any liability to the Tenant therefor and any costs and expenses incurred by the Landlord in removing and disposing of the said fixtures, fittings, additions, merchandise, goods and/or chattels shall be recoverable as a debt from the Tenant who shall also indemnify the Landlord for all claims, demands, actions and legal proceedings whatsoever which may be made upon the Landlord by any person in respect of the Landlord's exercise of its rights under this Clause.

SECTION IX
DEPOSIT

(1) Deposit

The Tenant shall upon the execution hereof and at such other times (if any) during the Term or any renewed term thereof deposit with the Landlord the sum or sums specified in Part III of the Second Schedule hereto to secure the due observance and performance by the Tenant of the covenants agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any arrears of rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said covenants agreements stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

(2) Increase in Deposit

If there shall for whatever reason be any increase or increases in the rent and/or rates and/or air-conditioning charges and/or management fees during the Term the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit a sum proportional to the said increase in rent rates government rent air-conditioning charges and/or management fees and the payment of such amount shall be a condition precedent to the continuation of the tenancy.

(3) Repayment of Deposit

Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this

Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates air-conditioning charges management fees and other charges and for any breach non-observance or non-performance of any of the covenants agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

(4) Transfer of Deposit
On an assignment by the Landlord of its reversionary interest the Landlord may transfer the said deposit to the assignee of the Landlord's reversion (the "Assignee") subject to the Landlord procuring prior to the transfer a covenant from the Assignee in favour of the Tenant that the Assignee shall hold the said deposit upon and subject to the terms of this Agreement whereupon the Landlord shall thereby be released from any and all further obligations to the Tenant or otherwise in respect of the said deposit.

SECTION X
REGULATIONS

(1) Introduction of Regulations
The Landlord and/or the Building Manager shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such rules and regulations ("the Regulations") as it may consider necessary for the proper operation and maintenance of the Building or any part thereof.

(2) Conflict
Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

(3) Non-Enforcement
The Landlord shall not be liable to anyone for any loss or damages however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

(4) Costs & Expenses
The Tenant shall at its own costs comply with the Regulations and the Landlord shall not be liable to the Tenant for any costs or expenses incurred by the Tenant for the purpose of complying with the Regulations.

SECTION XI
INTERPRETATION AND MISCELLANEOUS

(1) No Excuse for Non-Payment of Rent
Subject to Section VII hereof, this Agreement and the obligations of the Tenant to pay rent and other sums due hereunder and perform the Tenant's obligations hereunder shall in no way be affected impaired or excused by reason of the Landlord being unable to fulfil any of its obligations under this Agreement or to supply any service to be supplied or being unable to make or suffer delay in making any repair additions alterations or decoration or being unable to supply or suffer delay in supplying any equipment or fixtures if the Landlord is prevented or

delayed from so doing by reason of strike or for any cause beyond the Landlord's control or by reason of any order, rule or regulation then in force in Hong Kong.

(2) Name of Building

The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor and the Landlord shall give prior notice to Tenant upon the exercise of such right.

(3) Public Address System

Notwithstanding anything herein contained or implied to the contrary the Landlord may provide and install a pubic address system throughout the common areas and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

(4) Condonation not a Waiver

No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the covenants agreements stipulations terms and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord.

Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

(5) Letting Notices & Entry

During the six (6) months immediately before the expiration or sooner determination of the said Term the Tenant shall permit all persons having authority from the Landlord upon prior notice to enter and view the Premises and every part thereof at all reasonable times Provided that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

(6) Service of Notice

Any notice, consent and other communication required or permitted to be given under this Agreement shall be in writing and shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by ordinary or registered post or delivered by person to the Premises or the Tenant's last known place of business or residence in Hong Kong and shall, if to be served on the Landlord, be sufficiently served if addressed to the Landlord and sent by ordinary or registered post or delivered by person to its principal place of business given above or any other address which the Landlord may notify the Tenant from time to time.

(7) Gender

In this Agreement if the context permits or requires words importing the singular number

shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the other of them.

(8) Headings & Index

The Headings and Index are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

(9) Stamp Duty & Cost

Each of the parties thereto shall bear its own legal cost in relation to the preparation, approval and execution of this Agreement and its counterpart. The stamp duty and registration fee payable hereon and its counterpart shall be borne and paid by the Landlord and the Tenant in equal shares.

(10) No Fine

The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

(11) Exclusion of Warranties

This Agreement including the Schedules hereto constitutes the entire agreement between the parties hereto with respect to the tenancy of the Premises and contains all the agreements, representations, warranties and conditions between the parties in connection therewith and supersedes all previous agreements, understandings, negotiations and discussions, whether written or oral, of the parties in relation thereto (including without limitation any letter of offer and letter of acceptance, if any, which may have been issued and executed prior to this Agreement by the parties hereto, their employees or agents). This Agreement shall not be amended or modified in any respect except as expressly provided for herein or by mutual agreement of the parties hereto in writing.

(12) Alterations to the Building

Notwithstanding anything herein contained and in particular Section IV above, the Landlord reserves the right to repair, maintain, renovate, improve, extend, add to, alter, relocate the layout or reduce the Building or otherwise change or close the common areas or any part thereof (including but not limited to entrances, landings, lobbies, passages, corridors and staircases) and any common facilities (including but not limited to car park, lifts, escalators and toilets) of the Building from time to time or in any manner whatsoever alter or deal with the Building or any part thereof (including the right to alter the partition wall, exit(s) and entrance(s) of the Premises) and to carry out all related works without being liable to the Tenant or any other person or party for any loss or damage or claim for compensation whatsoever in connection with any matters arising therefrom.

(13) Functions & Display

Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any person or organization to hold any function or exhibition or display any merchandise in any part or parts of the common areas of the Building (including without limitation the common areas and facilities) at such times and upon such terms and conditions as the Landlord may in its absolute discretion think fit.

(14) Agent's Exercise of Landlord's Powers, Etc.

Unless the Landlord notifies the Tenant otherwise in writing, an agent appointed by

the Landlord ("the Agent") shall be entitled to exercise all rights, powers, authorities and discretions on behalf of the Landlord reserved under this Agreement, and to grant, withhold or grant subject to such conditions as the Agent shall see fit, all consents, approvals and permissions required hereunder. The Tenant expressly agrees with the Landlord that all indemnities given by the Tenant to the Landlord under this Agreement shall be deemed to have been given also to the Agent and the Agent shall be deemed to be entitled to all exclusions of liabilities to which the Landlord is entitled under this Agreement, where circumstances permit or require.

(15) Application

Notwithstanding anything to the contrary herein contained, it is hereby expressly agreed by the parties hereto that all the stipulations, agreements and conditions hereunder required to be observed, performed and complied by the Tenant shall come into effect upon early possession of the Premises prior to the commencement of the Term hereby created by the Tenant, its contractors, agents, servants, employees, invitees, licensees and customers as may be granted by the Landlord for the fitting out of the Premises.

(16) Severability

If any stipulation, agreement or condition of this Agreement, or the application thereof shall become illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected or impaired thereby and each stipulation, agreement and condition of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

(17) Special Conditions

The parties hereto hereby agree to be bound by the special conditions contained in the Fourth Schedule hereto (if any). Should there be conflict between these general conditions and the special conditions, the special conditions shall prevail.

(18) Use of other Premises

The Tenant shall not be entitled to complain about nor shall the Tenant have any claim against the Landlord in respect of any alleged noise or nuisance or interference with its user of the Premises due to any operations being carried on in other parts of the Building, whether by the Landlord or any other owner or by any of their respective tenants licensees or occupiers.

(19) Approval or Consent of the Landlord and/or the Building Manager

Save as otherwise provided herein, all reference to "consent of the Landlord and/or the Building Manager" or "approval of the Landlord and/or the Building Manager" in this Agreement shall mean consent or approval of the Landlord and/or the Building Manager in writing which the Landlord and/or the Building Manager may give upon such conditions that the Landlord and/or the Building Manager deems fit to impose or which the Landlord and/or the Building Manager may refuse at their absolute discretion without giving any reason therefor.

(20) Governing Law

It is hereby declared that this Agreement shall be governed by the construed in accordance with the laws of Hong Kong and the parties hereto shall submit to the non-exclusive jurisdiction of the courts of Hong Kong.

(21) Joint and Several

At any time when the Tenant are consisting of two or more persons such expression include all or either of those persons and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with those persons jointly and severally.

(22) References

The reference to "Hong Kong" shall mean the Hong Kong Special Administrative Region and "the Government" shall mean the Government of the Hong Kong Special Administrative Region.

THE FIRST SCHEDULE
PART I – TENANT

ROOTS BIOPACK LIMITED (活思環保包裝有限公司) whose registered office is situate at Room 2009, 20th Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong.

PART II – PREMISES

ALL THAT ROOM 2009 on the TWENTIETH FLOOR of "HOPEWELL CENTRE" at No.183 Queen's Road East Wanchai Hong Kong ("the Building") erected on All That piece or parcel of ground registered in the Land Registry as INLAND LOT NO.8551 which said Room for the purposes of identification only is shown on the Floor Plan annexed hereto and thereon coloured Pink.

PART III – TERM

TWO (2) YEARS from the 15th day of November 2006 to the 14th day of November 2008 (both days inclusive).

PART IV - USER

For office purpose only.

THE SECOND SCHEDULE
PART I
RENT

1. The monthly rent shall be HONG KONG DOLLARS THIRTY THREE THOUSAND FOUR HUNDRED AND ELEVEN ONLY (HK$33,411.00).

2. The said rent is exclusive of rates, air-conditioning charges and management fees.

PART II
PARTICULARS OF AIR-CONDITIONING CHARGES AND MANAGEMENT FEES

1. Air-Conditioning Charges
   HK$3,760.40 per calendar month subject to revision throughout the Term in accordance with Section II Clause (4).

2. Management Fees
   HK$3,058.30 per calendar month subject to revision throughout the Term in accordance with Section II Clause (4).

PART III – DEPOSIT

(1) The Rental Deposit	HK$	100,233.00
(2) The Air-conditioning Charges Deposit	HK$	11,281.20
(3) The Management Fees Deposit	HK$	9,174.90
(4) The Rates Deposit	HK$	5,013.00
Total:	HK$	125,702.10

PART IV - RENT FREE PERIOD

- Nil -

PART V - VETTING FEE

- Nil -

THE THIRD SCHEDULE
SUBMISSION AND APPROVAL OF PLANS

1. Prior to the commencement of decoration works to the Premises the Tenant shall at its own costs prepare and submit to the Landlord three (3) sets of suitable drawings and specifications of the works to be carried out by the Tenant together with schematic sketches showing an impression as to the Tenant's design and layout proposal (hereinafter collectively called "the Tenant's Plans") to enable the Premises to be fitted out and completed for the purposes specified in this Agreement and in all respect in a style and manner appropriate to a first class commercial complex. The Tenant's Plans shall, without limitation.:-
   (i) Include detailed drawings, plans and specifications for all interior layout, reflected ceiling, floor layout, elevation, decoration, partitioning, fittings, installation, floor coverings and entrance perspective;
   (ii) Include detailed drawings, plans and specifications of all electrical, mechanical, HVAC and fire services installations which shall be connected or not connected to the building services systems installed by the Landlord;
   (iii) Include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services; and
   (iv) Comply with all relevant Ordinances, Regulations and By-laws from time to time issued by the Government of Hong Kong.

2. In order to enable the building services of the Building to be effectively co-ordinated and controlled the Tenant agrees that approved alterations or additions to the air-conditioning system, drainage, plumbing, fire service and electrical installations connecting to the main electrical cable or the main systems of the Building for the Premises and all installation works outside the Premises shall be carried out by the Landlord's nominated contractor(s) but at the Tenant's sole expenses and all other air-conditioning duct works, electrical wiring and electrical works and approved alterations or additions to the interior decoration and in or for the Premises shall be carried out by the Tenant's own contractor at the Tenant's sole expenses.

For the avoidance of doubt, the Tenant shall at his own cost and expenses be responsible for the application and installation of all electricity meters, water meters and telephone and other communication appliances and installations for the Premises.

3. The Landlord will consider the Tenant's Plans and may in its absolute discretion approve or disapprove the Tenant's Plans or any part of them as it reasonably thinks fit within 14 working days after submission.

4. The Tenant shall pay the vetting fee set out in Part V of the Second Schedule hereto to the Landlord for approving the Tenant's Plans. The Tenant shall pay to the Landlord on demand all mechanical, engineering and structural engineering consultants' fees incurred by the Landlord in connection with the consideration and approval of the Tenant's Plans or any modifications or amendments thereof.

5. The Tenant shall at its own costs fit out the Premises in accordance with (i) the Tenant's Plans approved by the Landlord as aforesaid; and (ii) the fitting out procedures and requirements as may be stipulated by the Landlord and/or the Building Manager from time to time.

6. The approval by the Landlord of the Tenant's Plans shall not constitute any representation on the part of the Landlord that the said plans comply with the relevant laws and regulations from time to time in force under the laws of Hong Kong and imposed by the Government of Hong Kong and shall not release the Tenant from its obligation to ensure the aforesaid compliance.

7. The Tenant shall whenever necessary obtain all approvals, consents, licences and permits by relevant governmental or competent authorities required for or in connection with the Tenant's works and shall provide the Landlord with evidences of such approvals, consents, licences and permits prior to the commencement of any of the Tenant's works. It is advisable that the Tenant shall engage an Authorized Person (as defined under the Buildings Ordinance) to prepare the Tenant's Plans and to supervise the execution of the Tenant's works to ensure that the Tenant's works will comply with all ordinances, regulations, rules and requirements of relevant governmental or competent authorities.

8. The Tenant shall be solely responsible for the removal of all debris generated from the decoration and fitting-out work of the Premises at the Tenant's own cost and expenses.

9. The Tenant shall effect and maintain or cause its contractors to effect and maintain adequate insurance coverage as required under this Agreement with such reputable insurance company and for such an amount as may be approved by the Landlord against all risks arising from or caused by the execution of the Tenant's works or resulting from the occupation of the Premises by the Tenant or its contractors and shall forthwith provide the Landlord or the Building Manager with such insurance policy and receipt of premium prior to the commencement of any of the Tenant's works.

10. The Tenant shall complete the Tenant's works and shall commence business at the Premises within Sixty (60) days after the Landlord's approval pursuant to the aforesaid clauses have been granted. Within thirty (30) calendar days after the completion of the Tenant's works or the commencement of business in the Premises whichever the earlier, the Tenant shall provide the Landlord or the Building Manager with two (2) complete sets of as-fitted drawings showing all the Tenant's works so executed together with all necessary catalogues and operation manuals for additional electrical and mechanical installations, fittings and fixtures

thereof. Shall the Tenant fail to provide the drawings, catalogues and manuals as aforesaid, the Landlord may employ such persons and consultants as deemed necessary to prepare and procure such drawings, catalogues and manuals as aforesaid and all cost and expense related thereto shall be paid by the Tenant to the Landlord upon demand and shall be recoverable by the Landlord as debt due from the Tenant.

THE FOURTH SCHEDULE
SPECIAL CONDITIONS

1. No Warranty on Date of Delivery of Possession
No warranty or undertaking is given or implied either by the Landlord or its Agent as to the exact date upon which the Tenant will obtain vacant possession and the Tenant will not make any claims for loss or compensation whatsoever against the Landlord or its Agent.

2. Miscellaneous Charges and Deposits
The Tenant shall upon the signing of this Agreement pay to the Landlord and/or the Building Manager directory charge, main cable charge, debris disposal charge, temporary electricity charge, fitting out deposit and debris disposal removal deposit (if any). The said fitting out deposit and debris disposal deposit shall be refunded to the Tenant without interest upon completion of the decoration works and the Landlord being satisfied that no damage is caused to any part of the Building due to the Tenant's decoration work and upon presenting of the fire certificate or the fire check list issued by the nominated contractor to the Landlord and/or the Building Manager certifying fire service compliance. If there shall be any damage done to the Building or any part thereof due to the Tenant's decoration work, the Landlord shall be at liberty to apply the said decoration deposit towards making good such damage.

3 Obtain Required Business Licence
The Tenant shall prior to the commencement of the business at the Premises at the Tenant's own costs and expenses obtain all required licences for and to register the business in accordance with the provisions of the Business Registration Ordinance and to keep the business registered and licensed as aforesaid throughout the term of the tenancy.

4 Apply Requisite Licence(s) Or Permit(s)
The Tenant shall at the Tenant's own expenses apply to the relevant Government or Public Authorities for all requisite licence(s) or permit(s) incidental to or in connection with the operation of its business at the Premises and the Landlord gives no warranty as to whether any such application will be successful.

5 Sale and Re-development
If the Landlord shall at any time during the Term hereby created resolve to sell the Premises or redevelop the Building of which the Premises forms part whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise, the Landlord shall be entitled to terminate this Agreement by giving not less than six (6) calendar months' notice in writing to the Tenant and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out.
For the purpose of this Clause and Agreement the Landlord is deemed to have resolved to re-develop the Building if the Landlord has passed a resolution by its Board of Directors

to the effect that the Landlord intends to re-develop the Building as aforesaid. For the avoidance of doubt, the Tenant agrees and acknowledges that the Tenant's option to renew (if any) shall extinguish and determine upon the service of the said notice of termination (whether such option shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such early determination of optional right.

6 Confidentiality

The Tenant agrees that he shall keep confidential and shall not in any circumstances disclose to any third party of the terms and conditions (in particular, the rent, rent free period and the Landlord's provisions) contained in this Agreement without the prior written consent of the Landlord. The Tenant also agrees that this Agreement shall not be presented to the Land Registry for registration.

7 No Warranty as to the Fitness of the Premises

No warranty as to the fitness of the Premises for the purpose for which they are let or for any other purposes whatsoever intended by the Tenant is given or deemed to have been given by the Landlord who shall not be responsible or liable to the Tenant for any damage or loss in respect thereof.

8 Handover Conditions

The Tenant acknowledges that it has taken over possession of the Premises in an as is condition at the commencement of the Existing Tenancy Agreement. The Landlord does not give any warranty or guarantee whatsoever as to whether the condition and existing layout of the Premises as at the commencement date of the term of the Existing Tenancy Agreement hereby granted complies with the fire regulations and/or other relevant rules and regulations. The Tenant agrees that the Tenant will carry out all necessary works and installations in fitting out the Premises to render the same in compliance with all relevant rules and regulations prescribed by all relevant competent authorities and obtain from the Landlord's nominated fire services contractor of the Building a fire certificate for the Premises. At the expiration or sooner determination of the Term, the Tenant shall deliver to the Landlord vacant possession of the Premises in a bare-shell condition and in accordance with Clause (23) of Section III of this Agreement.

9. This Agreement is a renewal of the tenancy agreement dated 14th December 2004 and made between the parties herein ("the Existing Tenancy Agreement"). The Tenant hereby agrees and confirms that the deposit in the sum of HK$73,764.30 paid by the Tenant to the Landlord under the Existing Tenancy Agreement shall be transferred by the Landlord (subject to any deduction made by the Landlord pursuant to the terms of the Existing Tenancy Agreement) towards payment of partial security deposit payable under this Agreement in the sum of HK$73,764.30 upon the expiration of the term of the Existing Tenancy Agreement and the Landlord is therefore not required to refund the Deposit in the sum of HK$73,764.30 to the Tenant. The balance of the security deposit in the sum of HK$51,937.80 had been paid upon signing of the offer letter.

AS WITNESS the hands of the parties hereto the day and year first above written.


Room 2006
OFFICE
Room
2007
Rooms 2004-05
Room 2008
Room 2009
Room 2003
Room 2010
Room 2002
Room 2001
Room 2011

20TH FLOOR PLAN

FOR REFERENCE ONLY

CHOPPED with Company Chop and)
)
SIGNED by)
)
MR. JOSIAH KWOK)
MR. ROBERT NIEN)
)
for and on behalf of the Landlord)
)
in the presence of:-)

For and on behalf of
SINGWAY (B.V.I.) COMPANY LIMITED

Authorized Signature

Edith Lee

CHOPPED with Company Chop and)
)
SIGNED by)
)
)
)
for and on behalf of the Tenant)
)
in the presence of:-)

For and on behalf of
ROOTS BIOPACK LIMITED
活果環保包裝有限公司

Authorized Signature(s)

Witnessed by: ....
(Please sign)

Name of Witness: ....Albert Gong.......
(Please fill in)

RECEIVED the day and year first above written of and from the Tenant the sum of HONG KONG DOLLARS ONE HUNDRED TWENTY FIVE THOUSAND SEVEN HUNDRED TWO AND CENTS TEN ONLY (of which HK$73,764.30 will be transferred from the security deposit held under the Existing Tenancy Agreement upon expiration of the term therein contained) being the total deposit money above mentioned to be paid by the Tenant to the Landlord.	) HK$125,702.10 For and on behalf of SINGWAY (B.V.I.) COMPANY LIMITED Authorized Signature